UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2018

Atomera Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37850	30-0509586
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

750 University Avenue, Suite 280
Los Gatos, California 95032

(Address of principal executive offices) (zip code)

(408) 442-5248

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2018, Atomera Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 2,625,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value. All of the Shares are being sold by the Company. The offering price to the public is $4.75 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $4.44125 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 393,750 shares of its common stock.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The Shares will be issued pursuant to a shelf registration statement that the Company filed with the Securities and Exchange Commission, which became effective on October 13, 2017 (File No. 333-219782). A preliminary prospectus supplement relating to the offering was filed with the Securities and Exchange Commission on October 10, 2018. The closing of the offering is expected to take place on or about October 15, 2018, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement do not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the Shares is attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

The Company issued a press release on October 10, 2018 announcing the launch of the public offering and a press release on October 11, 2018 announcing the pricing of the public offering. The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits	Method of Filing

The following exhibits are filed with this report:

1.1	Underwriting Agreement dated as of October 11, 2018 between the Company and Roth Capital Partners, LLC, as representative of the several underwriters named therein	Filed electronically herewith
5.1	Opinion of Greenberg Traurig, LLP regarding legality of the shares	Filed electronically herewith
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)	Filed electronically herewith
99.1	Press release dated October 10, 2018 regarding the launch of the public offering	Filed electronically herewith
99.2	Press release dated October 11, 2018 regarding the pricing of the public offering	Filed electronically herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATOMERA INCORPORATED

By:	/s/ Scott A. Bibaud
Scott A. Bibaud, President and Chief Executive Officer

Date:  October 11, 2018